UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Weinstein Appointment

On November 14, 2022, the board of directors (the “Board”) of PharmaCyte Biotech, Inc. (the “Company”) increased the size of the Board to six members and appointed Robert Weinstein to serve as a member of the Board, effective immediately. The Board also appointed Mr. Weinstein as chair of the Audit Committee of the Board effective immediately and as a member of the Nominating Committee of the Board effective as of, and contingent upon, Mr. Weinstein’s election to the Board at the 2022 annual meeting of the Company’s stockholders, which is currently scheduled for December 28, 2022.

There were no arrangements or understandings between Mr. Weinstein and any other person pursuant to which Mr. Weinstein was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Weinstein has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Mr. Weinstein has not previously held any positions with the Company and has no family relationships with any directors or executive officers of the Company.

As a non-employee director, Mr. Weinstein is entitled to receive cash compensation in accordance with the arrangements in effect for non-employee directors of the Company.

Silverman Compensation

On November 14, 2022, the Board formally approved the employment of Joshua Silverman as Interim Chief Executive Officer and Interim President of the Company on a month-to-month basis, and it further approved paying Mr. Silverman a monthly salary of $31,250.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2022, the Board approved an amendment (the “Bylaw Amendment”) to the Company’s bylaws, as amended (the “Bylaws”), effective immediately. Pursuant to the Bylaw Amendment, the provision of the Bylaws allowing for cumulative voting in connection with the election of directors, which was invalid in the Bylaws, was removed and replaced with a provision allowing for the election of directors only by means of a plurality.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Bylaw Amendment attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
3.1	Bylaw Amendment.
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2022	PHARMACYTE BIOTECH, INC.

	By:	/s/ Joshua N. Silverman Joshua N. Silverman Interim Chief Executive Officer and Interim President

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